FINANCIAL ASSET SECURITIES CORP.,
Depositor

WELLS FARGO BANK, N.A.,
Servicer

WELLS FARGO BANK, N.A.,
Master Servicer and Trust Administrator

DEUTSCHE BANK NATIONAL TRUST COMPANY,
Trustee

POOLING AND SERVICING AGREEMENT

Dated as of August 1, 2006

___________________________
Soundview Home Loan Trust 2006-3

Asset-Backed Certificates, Series 2006-3

SOUNDVIEW HOME LOAN TRUST 2006-3

_____________________

AMENDMENT NO. 1 TO POOLING AND SERVICING AGREEMENT

Dated as of September 15, 2006

_________________________

SOUNDVIEW HOME LOAN TRUST 2006-3
Asset-Backed Certificates, Series 2006-3

AMENDMENT NO. 1

AMENDMENT No. 1 (this “Amendment”) effective as of August 1, 2006 (the “Effective Date”) among FINANCIAL ASSET SECURITIES CORP. (the “Depositor”), WELLS FARGO BANK, N.A., (the “Servicer,” the “Master Servicer” and the “Trust Administrator”) and DEUTSCHE BANK NATIONAL TRUST COMPANY (the “Trustee”).

PRELIMINARY STATEMENT

WHEREAS, the Depositor, Servicer, Master Servicer, Trust Administrator and the Trustee are parties to the Pooling and Servicing Agreement, dated as of August 1, 2006 (the “Agreement”); and

WHEREAS, Section 11.01 of the Agreement provides that the Agreement may be amended by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee;

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

2.  Amendments

The definition of Servicer Remittance Date, included in Section 1.01 of the Agreement is replaced in its entirety by the following:

“With respect to any Distribution Date, the second Business Day prior to such Distribution Date.”

3.  Except as expressly modified or amended in this Amendment, all of the terms, covenants, provisions, agreements and conditions of the Agreement are hereby ratified and confirmed in every respect and shall remain unmodified and unchanged and shall continue in full force and effect.

4.  The Depositor certifies that all conditions for the execution of this Amendment have been satisfied.

5.  This Amendment shall become effective as of the date hereof when, and only when, the Agent shall have received executed counterparts of this Amendment from the parties hereto.

6.  This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument. This Amendment shall be construed in accordance with the laws of the State of New York (excluding provisions regarding conflicts of laws) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 as of the date first above written.

FINANCIAL ASSET SECURITIES CORP.,
as Depositor

By: /s/ Ara Balabanian
Name: Ara Balabanian
Title: Vice President

WELLS FARGO BANK, N.A., as Servicer

By: /s/ Laurie McGoogan
Name: Laurie McGoogan
Title: Vice President

WELLS FARGO BANK, N.A., as Master Servicer and Trust Administrator

By: /s/ Scott Runkles
Name: Scott Runkles
Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By: /s/ Ronaldo Reyes
Name: Ronaldo Reyes
Title: Vice President

By: /s/ Karlene Benvenuto
Name: Karlene Benvenuto
Title: Authorized Signer